Exhibit 99.1

VF CORPORATION PROVIDES PRELIMINARY UNAUDITED

SELECTED FINANCIAL DATA FOR FULL YEAR FISCAL 2020 IN

CONJUNCTION WITH A DEBT FINANCING

DENVER – April 21, 2020 – VF Corporation (NYSE: VFC) today provided certain preliminary unaudited selected financial data for full year fiscal 2020 in conjunction with a debt financing. This release should be read in conjunction with the financial statements and management’s discussion and analysis included in the Company’s filings with the Securities and Exchange Commission (“SEC”), as well as the matters discussed under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended March 30, 2019 as updated by the Company’s filings with the SEC.

Full Year Fiscal 2020 Preliminary Unaudited Financial Data

The following are preliminary estimates for the Company’s fiscal year ended March 28, 2020:

•	Revenue from continuing operations on a reported basis of approximately $11.3 billion to $11.4 billion, including the contribution of the Company’s Occupational Workwear business.

•

Operating income from continuing operations on a reported basis of approximately $1.0 billion to $1.1 billion, including the contribution of the Company’s Occupational Workwear business. On an adjusted basis, the Company expects operating income from continuing operations of approximately $1.4 billion to $1.5 billion, including the Company’s Occupational Workwear business.

VF intends to proceed with the divestiture of its Occupational Workwear business as announced on January 21, 2020 and is actively engaged with prospective buyers. As of March 28, 2020, the Company expects to have met the accounting criteria for the classification of discontinued operations for its Occupational Workwear business. As the Company’s financial closing procedures related to the discontinued operations presentation for the Occupational Workwear business are not finalized, these preliminary results include the contribution of the Company’s Occupational Workwear business. In conjunction with the release of the Company’s fourth quarter and full year results in May 2020, VF expects to exclude the operating results of the Occupational Workwear business from continuing operations for all periods presented.

The preliminary financial data provided in this release has been prepared by VF’s management, based upon information available to it as of the date hereof, and has not been prepared with a view toward compliance with published guidelines of the SEC for the preparation or presentation of financial information.

VF has not yet completed its financial and operating closing procedures as of and for the year ended March 28, 2020, including but not limited to, the Company’s assessment of its hedged forecasted transactions and finalization of goodwill and intangible asset impairment testing. Additionally, the preliminary financial data above has not been subject to audit, review or other procedures by the Company’s independent registered public accounting firm. As a result, actual results may differ materially from the preliminary results shown above and will not be publicly available until the Company reports its fourth quarter and full year fiscal 2020 results in May 2020.

Discontinued Operations - Kontoor Brands Business

On May 22, 2019, VF completed the spin-off of its Jeans business, which included the Wrangler®, Lee® and Rock & Republic® brands, as well as the VF OutletTM business, into an independent, publicly traded company under the name Kontoor Brands, Inc. (“Kontoor Brands”). Accordingly, the operating results of the business have been included in discontinued operations and thus are excluded from the preliminary financial data above.

Adjusted Amounts - Excluding Transaction and Deal Related Expenses, Costs Related to Office Relocations and Specified Strategic Business Decisions, and Noncash Impairment Charges

The adjusted amounts in this release exclude transaction and deal related expenses associated with the acquisitions and integration of the Icebreaker® and Altra® brands. The adjusted amounts in this release also exclude transaction expenses associated with the completed spin-off of the Jeans business that did not meet the criteria for discontinued operations and transaction expenses related to the strategic review of the Occupational Workwear business. Total transaction and deal related expenses were approximately $24 million in fiscal 2020.

The adjusted amounts in this release exclude costs primarily associated with the previously announced relocation of VF’s global headquarters and certain brands to Denver, Colorado. The adjusted amounts in this release also exclude costs related to strategic business decisions in South America and the operating results of jeanswear wind down activities in South America following the spin-off of Kontoor Brands. The adjusted amounts also exclude certain cost optimization activities indirectly related to the strategic review of the Occupational Workwear business. Total costs were approximately $72 million in fiscal 2020.

The adjusted amounts in this release exclude fourth quarter estimates of a noncash goodwill impairment charge related to the Timberland® reporting unit of approximately $320 million and noncash goodwill and intangible asset impairment charges related to the Occupational Workwear business of approximately $11 million. Total estimated impairment charges were approximately $331 million in fiscal 2020.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented below, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Non-GAAP Financial Information

The preliminary financial data has been provided on a GAAP basis, and on an adjusted basis. The adjusted amounts are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF’s underlying business trends and the performance of VF’s operations and are useful for period-over-period comparisons of such operations.

Management uses the financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF’s operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

In millions	Twelve Months Ended March 2020
Operating Income Range (GAAP)	$1,000	—	$1,050
Transaction and Deal-Related Costs		24
Relocation and Specified Strategic Business Decisions		72
Fourth Quarter Impairment Charges Range	336	—	326

Adjusted Operating Income Range (Non-GAAP)	$1,432	—	$1,472

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; risks associated with the spin-off of our Jeanswear business completed on May 22, 2019, including the risk that VF will not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; and the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of VF. There are also risks associated with the relocation of our global headquarters and a number of brands to the metro Denver area, including the risk of significant disruption to our operations, the temporary diversion of management resources and loss of key employees who have substantial experience and expertise in our business, the risk that we may encounter difficulties retaining employees who elect to transfer and attracting new talent in the Denver area to replace our employees who are unwilling to relocate, the risk that the relocation may involve significant additional costs to us and that the expected benefits of the move may not be fully realized. Other risks include foreign currency fluctuations; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; the financial strength of VF’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international and direct-to-consumer businesses; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure consumer and employee data; stability of VF’s manufacturing facilities and foreign suppliers; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the exit of the United Kingdom from the European Union (“Brexit”) or any other similar referendums that may be held; and adverse or unexpected weather conditions.

More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

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VF Corporation Contacts:
Joe Alkire	Craig Hodges
Vice President, Corporate Development,	Vice President,
Investor Relations and Treasury	Corporate Affairs
(720) 778-4051	(720) 778-4116